Exhibit 99.1

PRELIMINARY—SUBJECT TO COMPLETION—DATED OCTOBER 19, 2012

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

FLAGSTONE REINSURANCE HOLDINGS, S.A.	65, Avenue de la Gare, 9th Floor L-1611, Luxembourg R.C.S. Luxembourg B153.214

          32034

▼ FOLD AND DETACH HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS BELOW.

Please mark your votes as indicated in this example	☒

	Extraordinary Business					Special Business
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.

To approve the Agreement and Plan of Merger, dated as of August 30, 2012, among Flagstone Reinsurance Holdings, S.A. (“Flagstone”), Flagstone Reinsurance Holdings (Bermuda) Limited (“Flagstone Bermuda”), Validus Holdings, Ltd. (“Validus”) and Validus UPS, Ltd. (“Merger Sub”), the merger of Flagstone with and into Flagstone Bermuda, with Flagstone Bermuda surviving this merger (the “first-step merger”) and the First-Step Statutory Merger Agreement, dated as of September 27, 2012, between Flagstone and Flagstone Bermuda and published in the Mémorial C, Recueil des Sociétés et des Associations on October 15, 2012, upon hearing (1) the special merger report of the board of directors of Flagstone pursuant to Article 265 of the Luxembourg law of August 10, 1915 on commercial companies, as amended (the “Luxembourg Corporate Law”) and (2) the report of the independent expert (réviseur d’entreprise agréé) pursuant to Article 266 of the Luxembourg Corporate Law.

		☐	☐	☐	2.

To approve a non-binding, advisory proposal required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, and the rules thereunder to approve the compensation that may be paid or become payable to Flagstone’s named executive officers in connection with, or following the completion of, the first-step merger and the merger of Flagstone Bermuda with and into Merger Sub immediately following the first-step merger (collectively, the “mergers”) (this non-binding, advisory proposal relates only to compensation or other arrangements between Flagstone’s named executive officers and Flagstone in existence prior to completion of the mergers that may result in a payment to Flagstone’s named executive officers in connection with, or following, the completion of the mergers and does not relate to any new compensation or other arrangements between Flagstone’s named executive officers and Validus or, following the mergers, the surviving company in the mergers and its subsidiaries).

							☐	☐	☐

Will Attend Meeting	☐	YES	Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
NOTE: By signing this proxy card, you confirm that you have read and considered the accompanying proxy statement.

Signature	Signature	Date

You can now access your Flagstone Reinsurance Holdings, S.A. account online.

Access your Flagstone Reinsurance Holdings, S.A. account online via The Investor ServiceDirectTM Website (ISD).

The transfer agent for Flagstone Reinsurance Holdings, S.A. now makes it easy and convenient to get current information on your shareholder account.

● View account status	● View payment history for dividends
● View certificate history	● Make address changes
● View book-entry information	● Obtain a duplicate 1099 tax form

Visit us on the web at http://www.cpushareownerservices.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

The Investor ServiceDirectTM Website
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to The Investor ServiceDirectTMWebsite at http://www.cpushareownerservices.com where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Extraordinary General Meeting of Shareholders to be held on November ●, 2012. The Notice of Extraordinary General Meeting and the Proxy Statement are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=205986&p=extragenmeeting

▼ FOLD AND DETACH HERE ▼

FLAGSTONE REINSURANCE HOLDINGS, S.A.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF FLAGSTONE REINSURANCE HOLDINGS, S.A.

          The undersigned hereby revoking all proxies granted, appoints WILLIAM F. FAWCETT and DAVID A. BROWN comprising the Proxy Committee, and each of them, with power of substitution, as proxy of the undersigned, to attend the Extraordinary General Meeting of Shareholders of Flagstone Reinsurance Holdings, S.A. on November •, 2012, and any adjournment, reconvening or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse.
          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. WHETHER OR NOT DIRECTION IS MADE, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	32034